SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934

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National Processing, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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National Processing, Inc.

March 28, 2003

Dear Shareholder:

   You are invited to attend the 2003 Annual Meeting of Shareholders of National Processing, Inc., (“National Processing”) which will be held at National Processing, Inc., 1231 Durrett Lane, Louisville, Kentucky 40213, on Friday, May 16, 2003, commencing at 9:00 a.m., Eastern Daylight Time.

   The primary business of the meeting will be to consider and vote upon the election of Class I directors, the amendment to the National Processing, Inc. Code of Regulations, the ratification of the Audit Committee’s selection of Ernst & Young LLP as independent auditor for 2003, and the transaction of such other business as may properly come before the meeting.

   The formal Notice of Annual Meeting and Proxy Statement containing further information pertinent to the business of the 2003 Annual Meeting is set forth on the following pages. Our Annual Report on Form 10-K for the year ended December 31, 2002 is also enclosed.

   Your vote is important no matter how many shares you own and we hope you will be able to attend the 2003 Annual Meeting in person. In any event, whether or not you plan to attend the 2003 Annual Meeting, you may submit your proxy by signing and dating the enclosed proxy card and returning it in the accompanying envelope. If you wish to communicate directly with National Processing, the mailing address of National Processing’s principal executive offices is: National Processing, Inc., 1231 Durrett Lane, Louisville, Kentucky 40213.

Sincerely,

JON L. GORNEY
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
1. ELECTION OF DIRECTORS
NOMINEES FOR ELECTION OF CLASS I DIRECTORS
CLASS II DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2004 ANNUAL MEETING OF SHAREHOLDERS
2. AMENDMENT TO THE NATIONAL PROCESSING, INC. CODE OF REGULATIONS
3. RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF INDEPENDENT AUDITOR
REPORT OF COMPENSATION COMMITTEE
SHAREHOLDER RETURN PERFORMANCE
REPORT OF THE AUDIT COMMITTEE
EXHIBIT A NATIONAL PROCESSING, INC. AUDIT COMMITTEE CHARTER

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Shareholders of

NATIONAL PROCESSING, INC.

   The Annual Meeting of Shareholders of National Processing, Inc. will be held at National Processing, Inc. 1231 Durrett Lane, Louisville, Kentucky 40213, on Friday, May 16, 2003, at 9:00 a.m., Eastern Daylight Time, for the purpose of considering and voting upon the following matters:

           1. The election of the Class I directors;

           2. The amendment to the National Processing, Inc. Code of Regulations;

3.	The ratification of the Audit Committee’s selection of Ernst & Young LLP independent auditor for 2003; and

4.	The transaction of such other business as may properly come before the meeting.

   Shareholders of record at the close of business on March 25, 2003, are entitled to receive notice of and to vote at the 2003 Annual Meeting. A list of the shareholders of record as of the record date and who are entitled to vote will be available at the 2003 Annual Meeting.

   All shareholders who are entitled to vote, even if you are planning to attend the 2003 Annual Meeting, are requested to submit your proxy by executing the enclosed proxy card and returning it in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is voted by giving written notice. If you attend the 2003 Annual Meeting and vote in person, your vote will supersede any vote you may have previously made.

   Please mark, date and sign the enclosed proxy and return it in the accompanying envelope.

By Order of the Board of Directors

CARLTON E. LANGER
Secretary

March 28, 2003

PROXY STATEMENT

March 28, 2003

Solicitation and Revocability of Proxies

   This Proxy Statement is furnished in connection with the solicitation by the board of directors of National Processing, Inc. (“National Processing”) of the accompanying proxy to be used at the 2003 Annual Meeting of Shareholders of National Processing (the “2003 Annual Meeting”), and any adjournment thereof, and is being sent on approximately the date of this Proxy Statement to each of the holders of National Processing’s Common Stock (“National Processing Common”). The 2003 Annual Meeting will be held on May 16, 2003, at National Processing, Inc. 1231 Durrett Lane, Louisville, Kentucky 40213, commencing at 9:00 a.m. Eastern Daylight Time and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shares represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted at the 2003 Annual Meeting in accordance with any specifications thereon or, if no specifications are made, will be voted in favor of the election of directors, in favor of the amendment to the National Processing, Inc. Code of Regulations and in favor of the ratification of the Audit Committee’s selection of Ernst & Young LLP as independent auditor for 2003. Any proxy may be revoked by the person giving it at any time before it is exercised by National Processing’s receipt prior to the 2003 Annual Meeting of a later dated proxy, by receipt prior to the 2003 Annual Meeting by the Secretary of National Processing of a written revocation, or by such person appearing at the 2003 Annual Meeting and electing to vote in person.

Information as to Voting Securities

   The board of directors has fixed the close of business on March 25, 2003, as the record date for the determination of shareholders entitled to receive notice of and to vote at the 2003 Annual Meeting. Holders of National Processing Common, without par value, of record on the record date are the only shareholders entitled to vote at the 2003 Annual Meeting. On the record date, there were 52,188,934 shares of National Processing Common outstanding.

Board of Directors and Its Committees

   The board of directors of National Processing has the responsibility for establishing broad corporate policies and for the overall performance of National Processing. However, it is not involved in the day-to-day operating details of National Processing’s business. Members of the board are kept informed of National Processing’s business through various documents and reports provided by the President and other officers of National Processing and by participating in board and board committee meetings. Each director has access to all books, records, and reports of National Processing and members of management are available at all times to answer any director’s questions.

   During 2002, the board of directors of National Processing held six meetings. Average attendance by directors at those meetings was 85% and, except for Messrs. Gorney and Siefers, all directors attended 75% or more of the meetings of the board and the board committees they were scheduled to attend. All of the persons nominated and elected as Class II directors of National Processing at National Processing, Inc.’s 2002 Annual Meeting of Shareholders attended that Annual Meeting.

   The board of directors of National Processing has established two standing committees comprising directors who are appointed to those committees annually. The standing committees are the Audit Committee and the Compensation Committee, each of which is described hereafter. The members of each committee are identified in the following pages and in the biographical information of the nominees for election of directors and continuing directors.

   The Audit Committee. Information regarding the functions performed by the Audit Committee and its membership are set forth in the “Report of the Audit Committee” and the “Audit Committee

Charter” included in this annual Proxy Statement as Exhibit A. The Audit Committee is comprised of directors who are independent of the management of National Processing. The Audit Committee is required to meet three times during the year and met five times during 2002. The members of the Audit Committee are Messrs. Heller, Gonzalez-Baz, and Gotschall. Mr. Heller is chairman.

   The Compensation Committee. The Compensation Committee meets on the call of its chairman and met twice during 2002. The Compensation Committee is comprised of directors who are independent of the management of National Processing. The Compensation Committee considers matters relating to compensation policy and compensation of senior officers of National Processing and its subsidiaries and makes recommendations to the board of directors on matters relating to succession and organization of senior executive management. The members of the Compensation Committee are Messrs. Gotschall and Heller. Mr. Gotschall is chairman.

Compensation of Directors

   Members of the board of directors of National Processing who are not officers of National City Corporation (“National City”), National Processing or any of their subsidiaries (“Outside Directors”), receive a yearly retainer, payable in quarterly installments, and a fee for each meeting of the board, and each committee thereof, which they attend. Prior to November 14, 2002, the yearly retainer was $12,000. The fee for attendance of any board meeting or any committee meeting was $1,000 and the chairman of each committee received an additional fee of $500 for each meeting of that committee attended by that chairman. Subsequent to November 14, 2002 the yearly retainer is $20,000 payable in four equal quarterly installments of $5,000. The fee for attendance at any board meeting or any committee meeting is $2,000. The chairman of each committee receives an additional fee of $1,000 for each meeting of that committee attended by that chairman. Each Audit Committee member receives an annual retainer of $5,000, payable in four equal quarterly installments of $1,250, provided that such committee member serves on the Audit Committee for at least a portion of said quarter. In addition, pursuant to the National Processing, Inc. Nonemployee Directors Stock Option Plan, each Outside Director who is first elected or appointed as a member of the board of directors is awarded an option to purchase 25,000 shares of National Processing Common and each ongoing Outside Director is automatically awarded an additional option to purchase 2,500 shares of National Processing Common. The options granted to newly elected Outside Directors are awarded on, and have an exercise price equal to the market value of National Processing Common on the date the director is elected or appointed. The options granted to each ongoing Outside Director are awarded on, and have an exercise price equal to the market value of National Processing Common on the first Friday following the Annual Meeting. The options are exercisable to the extent of one third of the shares covered by each option on each of the first through the third anniversaries of the date of grant. Each option has a maximum term of 10 years.

   Messrs. Gonzalez-Baz, Gotschall and Heller each received options to purchase 2,500 shares of National Processing Common in 2002.

Shareholder Action

1.  ELECTION OF DIRECTORS

   On March 13, 2003, pursuant to the National Processing, Inc. Code of Regulations, the board of directors decreased the number of authorized directors to eight and thereby was required to classify the board of directors with respect to the time for which the directors severally hold offices into two classes of four directors each. Pursuant to the board of directors resolutions, the initial term of the Class I directors will expire at the 2003 Annual Meeting of Shareholders and the initial term of the Class II directors will expire at the 2004 Annual Meeting. After the initial term, each class of directors will have a two-year term of office. Each director will serve through their respective term and until their respective successors have been duly elected and qualified.

   It is intended that shares represented by proxies, unless contrary instructions are given will be voted for the election of the four Class I director nominees. Although management does not expect that any nominee will be unavailable for election, in the event that vacancies occur unexpectedly, the shares will be voted for substitute nominees, if any.

   The four nominees for election as Class I directors and the four Class II directors are identified below and in the following pages. Messrs. Clark, Gotschall, Kelly, and Ramirez are presently Class I directors of National Processing. Messrs. Gotschall and Kelly were last elected as a Class II directors in 2000. Mr. Clark was last elected as a Class I director in 2001. Mr. Ramirez was last elected as a Class II director in 2002. The following material contains biographical information concerning each nominee and each continuing director, including recent employment, positions with National Processing, other directorships, current age, and the number of shares of National Processing Common beneficially owned as of December 31, 2002 and their recent employment through the date of this Proxy. Unless otherwise indicated, the directors and nominees have sole voting and investment power with respect to National Processing’s securities shown to be owned by each.

NOMINEES FOR ELECTION OF CLASS I DIRECTORS

PAUL G. CLARK, Executive Vice President of National City Corporation, a financial holding company. Chief Executive Officer of National City Bank of Michigan/Illinois from 1997 to 2000. Director of National Processing since 2001. Age: 49. Shares of National Processing Common owned: 2,200.
JEFFREY P. GOTSCHALL, Chairman and Chief Executive Officer of SIFCO Industries Inc., a manufacturer of aircraft and engine parts. Director of SIFCO Industries Inc. Director of National Processing since 2000. Chairman of the Compensation Committee and member of the Audit Committee. Age: 54. Shares of National Processing Common owned: 17,501 including options for 17,501 shares of National Processing Common.

JEFFREY D. KELLY, Executive Vice President and Chief Financial Officer of National City Corporation, a financial holding company. Director of National Processing since 1998. Age: 49. Shares of National Processing Common owned: 19,000.
J. ARMANDO RAMIREZ, Executive Vice President of National City Corporation, a financial holding company. Prior to 2000, Senior Vice President of National City Corporation. Director of National Processing since 1999. Age: 47. Shares of National Processing Common owned: 2,000.

Vote By Shareholders

   The election of directors requires a plurality of the votes of the shares of National Processing Common present in person or represented by proxy at the 2003 Annual Meeting and entitled to vote for the election of directors.

   The board of directors of National Processing unanimously recommends a vote FOR the slate of director nominees.

CLASS II DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2004 ANNUAL MEETING OF SHAREHOLDERS

AURELIANO GONZALEZ-BAZ, Partner in Bryan Gonzalez Vargas y Gonzalez-Baz, a full service law firm. Director of National Processing since 1996. Member of the Audit Committee. Age: 55. Shares of National Processing Common owned: 35,001 including options for 35,001 shares of National Processing Common.
JON L. GORNEY, Chairman and Chief Executive Officer of National Processing, Inc. since September 2002. Executive Vice President of National City Corporation, a financial holding company. Director of National Processing since 1999. Age: 52. Shares of National Processing Common owned: 300.

PRESTON B. HELLER, Jr., Retired as Chairman and Chief Executive Officer of Pioneer-Standard Electronics, Inc., an industrial distributor of electronics and computer products. Director of National Processing since 1996. Chairman of the Audit Committee and member of the Compensation Committee. Age: 73. Shares of National Processing Common owned: 44,501 including options for 35,001 shares of National Processing Common.
ROBERT G. SIEFERS, Vice Chairman of National City Corporation, a financial holding company. Director of HCR Manor Care, Inc. Director of National Processing since 1996. Age: 57. Shares of National Processing Common owned: 10,000.

Beneficial Ownership

   As of December 31, 2002, National Processing had one class of equity security outstanding, National Processing Common.

   Beneficial ownership of National Processing Common, for purposes of the ownership disclosures, has been determined in accordance with Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (“Exchange Act”), under which Rule 13d-3 a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days. Accordingly, the amounts shown do not purport to represent beneficial ownership for any purpose other than as set forth under Rule 13d-3. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of National Processing Common.

   The following table sets forth the beneficial security ownership of all shareholders known to National Processing as of December 31, 2002, to be the owner of more than five percent of National Processing Common. For purposes of this disclosure, the amount of outstanding National Processing Common is the aggregate number of shares of National Processing Common actually outstanding on such date plus an amount equal to the aggregate amount of National Processing Common which could be issued upon the exercise of stock options by such person or firm at that date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

	(2)	(3)
	Name	Amount
(1)	and Address	and Nature of	(4)
Title of	of Beneficial	Beneficial	Percent
Class	Owner	Ownership(1)	of Class

Common Stock	National City Corporation 1900 East Ninth Street Cleveland, OH 44114-3484	44,365,400	85.16%

(1)	The listed beneficial owner is not known to have had, as of December 31, 2002, the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Exchange Act, of any shares of National Processing Common.

Section 16(a) Beneficial Ownership Reporting Compliance

   Under federal securities law, National Processing’s directors, certain officers, and persons holding more than 10% of any class of National Processing’s equity securities are required to report, within specified due dates, their initial ownership in any class of National Processing’s equity securities and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur that require reporting by such due dates. National Processing is required to describe in this proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, to National Processing’s knowledge, based solely on the review of copies of reports furnished to National Processing by its directors and executive officers pursuant to Rule 16a-3 promulgated pursuant to the Exchange Act, and on written representations that no other reports were required during the period ending December 31, 2002, all of National Processing’s directors and officers satisfied such filing requirements in full.

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth, as of December 31, 2002, the beneficial security ownership (including shares with respect to which the following persons have the right to acquire beneficial ownership within 60 days after such date) of (a) each director or nominee of National Processing; (b) each individual who served as National Processing’s chief executive officer during 2002 and the four other most highly compensated executive officers of National Processing; and (c) all directors and executive officers of National Processing as a Group:

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT

		Amount and
		Nature of
		Beneficial	Percent
Title of Class	Name of Beneficial Owner	Ownership	of Class

National Processing Common	Paul G. Clark	2,200	*
National Processing Common	David E. Fountain	83,168	*
National Processing Common	Aureliano Gonzalez-Baz	35,001	*
National Processing Common	Jeffrey P. Gotschall	17,501	*
National Processing Common	Jon L. Gorney	300	*
National Processing Common	Preston B. Heller, Jr.	44,501	*
National Processing Common	Jeffrey D. Kelly	19,000	*
National Processing Common	Kelly L. Lanham	11,746	*
National Processing Common	Norman M. Martin	58,834	*
National Processing Common	Mark D. Pyke	152,809	*
National Processing Common	J. Armando Ramirez	2,000	*
National Processing Common	Robert G. Siefers	10,000	*
National Processing Common	Thomas A. Wimsett	341,755	*
National Processing Common	Directors and Executive Officers of National Processing as a Group	480,894	*

 * The percent of National Processing Common beneficially owned is less than 1%.

2. AMENDMENT TO THE NATIONAL PROCESSING, INC. CODE OF REGULATIONS

   At the 2003 Annual Meeting of Shareholders, an amendment to Regulation 19 of the National Processing, Inc. Code of Regulations will be presented for approval. The board of directors recommended the adoption of the amendment at its March 13, 2003 meeting.

   The complete text of Regulation 19, as amended, appears below. While the amendment to the National Processing, Inc. Code of Regulations is summarized herein, such summary is subject to the complete text of Regulation 19 below.

Proposed amendment

   The proposed amendment would reduce the minimum number of directors required for a properly constituted committee of the board of directors from three directors to one director.

   Regulation 19, as amended, would read as follows:

19. Committees. The Board of Directors may from time to time create an executive committee or any other committee or committees of directors to act in the intervals between meetings of the Board of Directors and may delegate to such committee or committees any of its authority other than that of filling vacancies among the Board of Directors or in any committee of the Board of Directors. ~~No committee shall consist of less than three directors.~~ Each committee shall consist of one or more directors. The Board of Directors may appoint one or more directors as alternate members of any such committee to take the place of absent committee members at a meeting of such committee. Unless otherwise ordered by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Regulation 19 shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and will keep a written record of all action taken by it.

   (Words that have a line through them indicate text that is being eliminated from the National Processing, Inc. Code of Regulations. The text of the proposed additional language is in bold print.)

Purpose of the proposed amendment

   When the National Processing, Inc. Code of Regulations was adopted in June 1996, the Ohio Revised Code required each committee of board of directors to have no less than three directors. In March 2000, Section 1701.63 of the Ohio Revised Code was revised to allow for each committee of a board of directors to consist of one or more directors. As a result of this revision, the board of directors has recommended that each committee consist of one or more directors. The directors believe that the increased flexibility in creating committees will be of benefit to National Processing, particularly in those situations where there may be a limited number of disinterested directors on a given subject.

Approval by Shareholders

   The proposal for the amendment to the National Processing, Inc. Code of Regulations requires for its adoption the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of National Processing Common.

   The Board of Directors of National Processing unanimously recommends a vote FOR the amendment to the National Processing, Inc. Code of Regulations.

3.	RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF INDEPENDENT AUDITOR

   The Board of Directors of National Processing believes it appropriate to submit for action by the shareholders of National Processing, the approval of the ratification of the Audit Committee’s selection of Ernst & Young LLP, independent auditor, as auditor for National Processing for the year 2003. The firm and its predecessors have served as independent auditor for National Processing Company, an operating subsidiary of National Processing, since 1993 and for National Processing since 1996 the year of its initial public offering. In the opinion of the board of directors of National Processing, the reputation, qualifications and experience of the firm make appropriate its reappointment for 2003. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

  Approval by Shareholders

   The proposal for approval of the ratification of the Audit Committee’s selection of Ernst & Young LLP as independent auditor for 2003 requires for its adoption the favorable vote of the holders of shares of National Processing Common, representing at least a majority of the votes cast, whether in person or represented by proxy.

   The board of directors of National Processing unanimously recommends a vote FOR approval of the ratification of the Audit Committee’s selection of Ernst & Young LLP as independent auditor for 2003.

REMUNERATION OF EXECUTIVE OFFICERS

AND TRANSACTIONS WITH MANAGEMENT

Executive Compensation

   (a) Compensation. The following table sets forth, together with certain other information, the compensation earned during the fiscal year ended December 31, 2002 by (i) Jon L. Gorney, the Chairman and Chief Executive Officer (ii) the four other most highly compensated executive officers of National Processing and its subsidiaries and (iii) Thomas A. Wimsett, the former President and Chief Executive Officer.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation

					Awards		Payouts

					Restricted	Securities		All
				Other	Stock	Underlying		Other
Name and Principal			Bonus	Annual	Award(s)	Options/	LTIP	Comp
Position	Year	Salary($)	($)	Comp($)	($)(1)	SARs(#)(2)	Payouts($)	($)(3)

J. L. Gorney(4)	2002	$380,000	$510,150	$5,769	$1,000,000	100,919	$188,416	$38,074
Chairman and Chief	2001	$375,833	$517,923	$6,350	$0	150,170	$121,505	$33,036
Executive Officer	2000	$352,500	$262,700	$6,182	$476,500	100,000	$129,387	$28,888

M. D. Pyke	2002	$346,666	$61,250	$0	$0	120,000	$75,237	$29,102
Executive Vice President	2001	$305,000	$210,540	$0	$12,090	135,236	$0	$25,070
	2000	$196,667	$180,000	$0	$0	110,000	$0	$13,583

N. M. Martin	2002	$190,000	$33,250	$0	$0	50,000	$48,593	$18,285
Executive Vice President	2001	$185,000	$87,020	$0	$12,090	50,000	$0	$17,940
	2000	$160,000	$135,400	$0	$0	50,000	$0	$7,367

D. E. Fountain	2002	$220,000	$38,500	$0	$0	70,000	$0	$20,355
Chief Financial Officer	2001	$210,000	$116,160	$0	$12,090	70,000	$0	$19,665
	2000	$156,667	$144,000	$0	$0	50,000	$0	$11,583

K. L. Lanham	2002	$100,000	$15,000	$0	$0	15,000	$0	$8,625
Chief Accounting Officer	2001	$98,350	$25,000	$0	$12,090	15,000	$0	$8,718
	2000	$89,250	$28,000	$0	$0	5,000	$0	$375

T.A. Wimsett	2002	$373,077	$0	$0	$0	222,774	$171,439	$2,109,028 (5)
	2001	$466,667	$157,500	$0	$12,090	186,466	$245,000	$37,375
	2000	$291,667	$360,000	$0	$0	130,000	$121,667	$18,333

(1)	Restricted stock awards for 2002 represent the grant date value of the restricted stock awarded. J.L. Gorney’s grant was for shares of restricted National City common stock. Grants to the other named officers were for restricted National Processing Common.

(2)	Securities Underlying Options/SARS pertains to options to purchase National City common stock for J.L. Gorney and for the other named executive officers National Processing Common.

(3)	All Other Compensation includes matching contributions paid under the Savings and Investment Plan and Executive Savings Plan (each as described in the summary of National Processing’s Compensation and Benefit Plans). For 2002, each of the named executive officers were credited with the following matching amounts under the Savings and Investment Plan: J.L. Gorney $6,325; M.D. Pyke $6,325; N.M. Martin $6,325; D.E. Fountain $6,325; K.L. Lanham $6,325; and T.A. Wimsett $6,325. For 2002, each of the named executive officers were also credited with the following matching amount under the Executive Savings Plan: J.L. Gorney $25,070; M.D. Pyke $22,777; N.M. Martin $11,960; D.E. Fountain $14,030; K.L. Lanham $2,300; and T.A. Wimsett $69,708. A premium of $6,679 was also paid in connection with a life insurance policy issued pursuant to a Split Dollar Life Insurance Agreement between J.L. Gorney and National City.

(4)	J.L. Gorney receives his compensation from National City as an executive vice president. His compensation is based on National City’s various incentive compensation plans.

(5)	T.A. Wimsett’s All Other Compensation includes three years of salary continuation at $500,000, a one-time payment of $500,000, $26,923 accrued, but unused vacation in 2002 and $6,072 for financial advisory services, all of which were included in a Severance Agreement between T.A. Wimsett and National Processing.

(b) Options. The following table provides information on options to acquire National City common stock and National Processing Common granted during 2002 to the named executive officers.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants

	Number of		% of Total
	Securities		Options/SARs	Exercise
	Underlying		Granted to	or		Grant Date
	Options/SARs		Employees in	Base Price	Expiration	Present
Name	Granted(#)(1)		Fiscal Year(2)	($/sh)	Date	Value($)(3)

J.L. Gorney(5)	35,919	(b)	0.35%	$32.93	6/20/10	$212,971
	65,000	(a)	0.62%	$27.48	7/23/12	$326,781
M. D. Pyke	120,000		8.77%	$27.92	5/9/12	$1,399,968
N. M. Martin	50,000		3.65%	$27.92	5/9/12	$583,320
D. E. Fountain	70,000		5.12%	$27.92	5/9/12	$816,648
K. L. Lanham	15,000		1.02%	$27.92	5/9/12	$174,996
T.A. Wimsett	145,000		10.60%	$27.92	5/9/12	$1,691,628
	21,601	(4)	1.58%	$18.90	9/22/09	$168,939
	29,262	(4)	2.14%	$18.90	5/5/10	$228,855
	26,911	(4)	1.97%	$18.90	12/9/09	$210,468

(1)	For all of the named executive officers other than J.L. Gorney the options granted are options to acquire National Processing Common. All such options are non-qualified stock options. Subject to the named executive officer remaining in the continuous employment of National Processing, the options become exercisable 33% annually beginning on the first anniversary of the date of grant and expire not later than 10 years from the date of grant. Rights to additional options as defined under the National Processing, Inc. 1996 Stock Option Plan and the National Processing, Inc. 2000 Stock Option Plan are attached to each stock option and additional options will be granted upon exercise, subject to certain provisions, if the exercise price or the related tax obligation is paid using shares of National Processing Common owned by the optionee.

(2)	National Processing granted options, including additional options, representing 1,368,324 shares to National Processing employees during 2002. National City granted options, including additional options representing 10,422,884 shares to National City and its subsidiary’s employees during 2002.

(3)	In accordance with Securities and Exchange Commission rules, the Black-Scholes pricing model was used to estimate the Grant Date Present Value. The values indicated were calculated using the following assumptions: (i) an expected volatility of 48.5%, (ii) an expected dividend yield of 0.0%, (iii) a risk-free interest rate at the date of grant of 3.6%, (iv) an expected option life of 4 years, and (v) no discounts for non-transferability or risk of forfeiture. The estimated values have been included solely for purposes of disclosure in accordance with the rules of the Securities and Exchange Commission and represent theoretical values. The actual value, if any, an executive may realize will depend upon the increase in the market price of National Processing Common through the date of exercise. Such an increase would benefit all shareholders of National Processing. The values indicated for J.L. Gorney’s National City options were calculated using the following assumptions: for $212,971 (i) a grant date of 6/20/02, (ii) an expected volatility of 25.93%, (iii) a risk-free interest rate of 3.92%, and (iv) an expected life of 5 years; for $326,781 (i) a grant date of 7/23/02, (ii) an expected volatility of 26.05%, (iii) a risk-free interest rate of 3.45%, and (iv) an expected life of 5 years.

(4)	Options are additional options. Additional options are granted at the market price of National Processing Common on the date the original option was exercised and become exercisable six months after the date of the grant. They have a contractual term equal to the remaining term of the original option. Additional options are provided when an optionee surrenders shares of National Processing Common in satisfaction of the original option’s exercise price or in satisfaction of the minimum tax withholding obligation.

(5)	Options for J.L. Gorney are options to acquire National City common stock. (a) 3,638 of the options granted are incentive stock options. The balance of the options granted are non-qualified stock options. One half of each option grant becomes exercisable one year after the date of the grant and the remainder becomes exercisable on the second anniversary of the grant. A further restriction is placed on the exercise of the incentive stock options such that the maximum number of shares of National City common stock which become initially available for purchase in any calendar year shall be limited to that number of shares the aggregate exercise price of which does not exceed $100,000. Rights to additional options as defined under either the National City Corporation 1997 Stock Option Plan, as amended and restated, or the National City Corporation 2001 Stock Option Plan, as amended and restated, are attached to each stock option and additional options will be granted upon exercise, subject to certain provisions, if the exercise price or the related tax obligation is paid using shares of National City common stock owned by the optionee. (b) Options are additional options. Additional options are granted at the market price of National City common stock on the date the original option was exercised and become exercisable six months after the date of grant. They have a contractual term equal to the remaining term of the original option.

   Except as noted below, the following table sets forth the stock options for National Processing Common exercised by each of the named executive officers during the calendar year 2002 and the December 31, 2002 value of all unexercised stock options held by the named executive officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND

FY-END OPTION/SAR VALUES

			Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-The-Money
			Options/SARs	Options/SARs
			at 12/31/02	at 12/31/02(3)
	Shares
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise(#)	Realized($)(1)	Unexercisable	Unexercisable
J. L. Gorney	59,501	$905,163	452,643/ 97,500 (2)	$ 80,153/$ 0 (2)
M. D. Pyke	0	$0	136,069/239,999	$450,285/$173,705
N. M. Martin	0	$0	50,001/ 99,999	$198,546/$ 99,267
D. E. Fountain	0	$0	81,668/133,332	$341,357/$ 78,955
K. L. Lanham	0	$0	8,668/ 26,668	$ 22,627/$ 7,893
T. A. Wimsett	114,711	$1,065,164	316,755/366,107	$756,812/$205,290

(1)	The “Value Realized” is equal to the fair market value on the date of exercise less the option exercise price.

(2)	Pertains to options to purchase shares of National City common stock. The “Value of Unexercised In-The-Money Options/SARs at 12/31/02” is equal to the difference (in no case less than zero) of the closing price of National City common stock on December 31, 2002 of $27.32 less the option exercise price multiplied by the number of shares that can be acquired by the respective option.

(3)	Except as noted, the “Value of Unexercised In-the-Money-Options/SARs at 12/31/02” is equal to the difference (in no case less than zero) of the closing price of National Processing Common on December 31, 2002 of $16.05 less the option exercise price multiplied by the number of shares that can be acquired by the respective option.

   The following table provides information on the awards of long-term incentive plan participation during the fiscal year ended December 31, 2002.

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

			Estimated Future Payouts under
		Performance	Non-Stock
	Number of	or Other	Price-Based Plans(3)
	Shares, Units	Period Until
	or Other	Maturation or	Threshold	Target	Maximum
Name	Rights(#)(1)	Payout(2)	($)	($)	($)

J. L. Gorney(4)	N/A	December 31, 2005	73,545	122,575	245,150
M. D. Pyke	N/A	December 31, 2005	37,875	75,751	151,502
N. M. Martin	N/A	December 31, 2005	20,561	41,122	82,244
D. E. Fountain	N/A	December 31, 2005	23,807	47,615	95,230
K. L. Lanham	N/A	N/A	N/A	N/A	N/A
T. A. Wimsett(5)	N/A	December 31, 2005	81,162	162,323	324,646

(1)	Awards are cash awards based on a percentage of the individual’s average base pay. Base pay was assumed to increase at the rate of 4% per year. No shares or other rights are granted.

(2)	The Long-Term Plan grants cash awards based on a three-year cycle starting 1/1/03 and ending 12/31/05.

(3)	The payout for all the named executive officers other than J.L. Gorney is based on both a) National Processing’s compound growth rate in earnings over a three-year period and b) National Processing’s total shareholder return over the plan cycle as compared to peers. Payouts are made on a basis of a percentage of the average base pay for the three-year period for each participant.

(4)	J.L. Gorney’s long-term incentive plan award was granted pursuant to the National City Corporation Long-Term Incentive Compensation Plan. The payout is based on National City’s total return to its stockholders over the three-year cycle as compared to the total return to stockholders of a peer group of comparable financial services companies. Payouts are made on a basis of a percentage of the average base pay for the three-year cycle for each participant. Base pay was assumed to increase at the rate of 4% per year and that annual increases would occur on March 1 of each year of the plan cycle.

(5)	T.A. Wimsett’s award under the Long-Term Plan was paid as part of the Severance Agreement between T.A. Wimsett and National Processing. Going forward, he will not be eligible for any additional awards or payments under the Long-Term Plan.

   The value of benefits paid or furnished by National Processing in 2002 to executive officers, other than those included in the preceding tables, are less than the amounts required to be disclosed pursuant to the Exchange Act.

REPORT OF COMPENSATION COMMITTEE

    National Processing believes that its shareholders should be provided with information about executive compensation that is easily understood and consistent with the Securities and Exchange Commission’s proxy rules on executive compensation.

   The information provided is intended to enable shareholders to fully understand the cash, performance-based and equity-based compensation programs for executives. National Processing welcomes shareholder comments or suggestions on whether the disclosure objectives have been met. Please send any comments to the Secretary, National Processing, Inc., c/o National City Corporation, 1900 East Ninth Street, Cleveland, OH 44114-3484, Attn: Carlton E. Langer, Loc. No. 01-2174.

COMPENSATION PHILOSOPHY

   National Processing is committed to linking compensation strategies with overall business objectives. The performance of National Processing’s employees is key to delivering the types of products and services that enable National Processing to be successful. National Processing has structured its compensation plans to reward individuals based on their personal achievement, their contribution to their business unit and on National Processing’s annual results of operation. Compensation strategies that are linked with business objectives are pursued. National Processing’s compensation philosophy recognizes the need for diversification in pay practices and variable pay opportunities provided through incentive plans and performance bonus programs which are important vehicles for rewarding individual employee achievement and contribution.

EXECUTIVE COMPENSATION PRINCIPLES

   National Processing believes that executive compensation should be linked to the attainment of aggressive business goals and the integration and implementation of operating and strategic plans. Above-average executive compensation levels can only be attained by exceeding corporate and individual goals.

   The cornerstone of National Processing’s executive compensation program is based on the following guiding principles:

•	Focus on total compensation in determining overall and individual competitiveness;

•	Provide rewards for long-term strategic management and promote equity ownership to reinforce corporate success and shareholder value;

•	Place significant pay at risk based on the attainment of both corporate and individual performance goals; and

•	Attract and retain key executives who are critical to the long-term success of National Processing.

   National Processing believes that it is in the best interest of shareholders to retain as much flexibility with respect to the design and payment of compensation to its executive officers. National Processing recognizes the constraints imposed on this flexibility by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) which disallows a tax deduction for non-exempted compensation it pays in excess of $1,000,000 to key executives. National Processing’s compensation plans are currently structured in such a manner that it is unlikely that non-exempted compensation paid to any executive officer in any year will exceed the limitation for deduction by National Processing established by Section 162(m).

EQUITY-BASED REWARDS

   National Processing is committed to ensuring that the shareholders and employee owners share long-term interests. A focus on increasing employee equity ownership strengthens the link between executive rewards and long-term corporate performance.

   Stock options are an important component of total compensation and provide a long-term incentive to participants to align performance with shareholder interests. Stock options are awarded to employees based on their performance and contributions. Broad guidelines are used to award the stock options, with above-average awards linked to above-average individual performance and long-term potential.

CASH-BASED REWARDS

   National Processing believes that cash compensation should be driven by the attainment of aggressive business goals. These goals are based on annual and three-year plan cycles. Performance is assessed in terms of achievement of National Processing division and individual goals.

   National Processing establishes a salary range for each executive officer that is determined by an evaluation of job criteria. National Processing’s objective is to provide base compensation at market median and to provide total cash compensation opportunities above the market median when there is above-average performance. Executive salaries can vary within National Processing’s range structure based on performance, experience, and long-term potential.

   The National Processing Company Short-Term Incentive Compensation Plan for Senior Officers allows for rewards to be based on the achievement of individual performance goals and National Processing’s results. Awards under this plan are a percent of base pay and can range from 0% to 120% for the President, 0% to 90% for the executive vice presidents, 0% to 60% for senior vice presidents, and 0% to 30% for vice presidents of National Processing or its major subsidiaries.

   The National Processing Company Long-Term Incentive Compensation Plan for Senior Officers is designed to maximize returns to shareholders by linking the compensation of key executives to the overall profitability and success of National Processing. Awards under this plan are based on the attainment of total shareholder returns and earnings growth goals over a three-year plan cycle. The first plan cycle began on January 1, 1995, and a new plan cycle begins on January 1 of each fiscal year. Awards for plan cycles commencing on or after January 1, 1998 are based on both a) National Processing’s ranking according to total shareholder return over the plan cycle, relative to a peer group comprised of comparable companies and b) the compounded growth rate in National Processing earnings over the plan cycle. Individual participant awards can range from 0% to 40% of average annual salary for Executive Vice Presidents and 0% to 60% of average annual salary for the President. Awards are based on average annual salary for the plan cycle if goals for the plan cycle are achieved.

SUMMARY

   National Processing’s compensation programs serve to closely align an individual’s compensation opportunities with the impact of the individual’s contributions on the overall performance of National Processing. Both cash-based and equity-based vehicles are used to reward performance that is measured annually and over a three-year period. Achievement of aggressive business goals is used as measurement criteria. National Processing will continue to build on programs that tie total compensation to National Processing’s success.

THE COMPENSATION COMMITTEE’S REVIEW OF CEO COMPENSATION

   Jon L. Gorney has served as Chairman and Chief Executive Officer of National Processing since September 27, 2002.

   Mr. Gorney receives his compensation from National City as an executive vice president. His compensation is based on National City’s various incentive plans and performance. In 2002, National Processing did not recognize any expense for any part of Mr. Gorney’s compensation. Mr. Gorney’s annual bonus paid pursuant to the National City Corporation Management Incentive Plan for Senior Officers was, however, based in part on National Processing’s performance.

Compensation Committee

Jeffrey P. Gotschall, Chairman
Aureliano Gonzalez-Baz
Preston B. Heller, Jr.

SHAREHOLDER RETURN PERFORMANCE

   Set forth below is a line graph comparing the total shareholder return (stock price change plus dividends) of National Processing Common from December 31, 1997 through December 31, 2002 with that of the Standard & Poor’s 500 Index (the “S&P 500”) and the Standard & Poor’s 500 Data Processing Services Index (the “S&P Data Processing”) based on an initial investment of $100 and assuming reinvestment of dividends, if any.

   In the 2002 Proxy Statement, National Processing compared the cumulative shareholder returns of National Processing Common to the Standard & Poor’s Computer Software and Services Index, which was discontinued as of December 31, 2001. As a result, National Processing has selected as its line-of-business index the Standard & Poor’s 500 Data Processing Services Index as a replacement for the discontinued Standard & Poor’s Computer Software and Services Index. The Standard & Poor’s 500 Data Processing Services Index is a capitalization-weighted index with seven members whose business activities are similar to those of National Processing. National Processing has not included a comparison to the Standard & Poor’s Computer Software and Services Index in the following graph as published return information for this index is no longer available.

5 Year Cumulative Total Return

12/97 – 12/02

	1997	1998	1999	2000	2001	2002

National Processing	100.00	55.70	89.87	172.15	329.11	162.53

S&P 500	100.00	128.52	155.53	141.36	124.63	97.16

S&P Data Processing	100.00	116.05	158.01	190.81	207.74	147.70

DISCLOSURE OF EQUITY COMPENSATION PLAN INFORMATION

AS OF DECEMBER 31, 2002

   The following table provides information on all existing Stock Option Plans and Restricted Stock Plans as of December 31, 2002.

	Number of securities	Weighted-average	Number of securities
	to be issued upon	exercise price of	remaining available
	exercise of	outstanding	for future issuance
	outstanding options,	options, warrants	under equity
Plan Category	warrants and rights	and rights	compensation plan

Equity compensation plans approved by stockholders(1)	4,077,830	$21.17	4,131,166
Equity compensation plans not approved by stockholders	0	$0	0
Total	4,077,830	$21.17	4,131,166

(1)	Includes the National Processing, Inc. 2001 Restricted Stock Plan, the National Processing, Inc. 1996 Stock Option Plan and the National Processing, Inc. 2000 Stock Option Plan. The National Processing, Inc. 1996 Stock Option Plan was approved by shareholders prior to National Processing’s filing of its initial public offering and was disclosed in National Processing, Inc.’s initial public offering prospectus.

REPORT OF THE AUDIT COMMITTEE

   The Audit Committee oversees National Processing’s financial reporting process on behalf of the board of directors. Management has primary responsibility for the financial statements, reporting processes and system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in National Processing’s Annual Report on Form 10-K with management, which included a discussion of the selection of appropriate accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements.

   The Audit Committee reviewed with the independent auditor, who is responsible for expressing an opinion on the conformity of National Processing’s audited financial statements with generally accepted accounting principles, its judgment as to National Processing’s selection of appropriate accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditor the auditor’s independence from management and National Processing, including the matters contained in the auditor’s written disclosure required by the Independence Standards Board No. 1, Independence Discussion with Audit Committee and considered the compatibility of non-audit services with the auditor’s independence. The Audit Committee reviewed, evaluated and approved any non-audit services the independent auditor has performed for National Processing.

   The Audit Committee discussed with National Processing’s internal and independent auditor the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of National Processing’s internal controls, and the overall quality of National Processing’s financial reporting.

   The Audit Committee has recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in National Processing’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee has retained Ernst & Young LLP as National Processing’s independent auditor for 2003.

Audit Committee

Preston B. Heller, Jr., Chairman
Aureliano Gonzalez-Baz
Jeffery P. Gotschall

January 23, 2003

Audit Fees

   The aggregate fees billed by Ernst & Young LLP for the annual audit of National Processing’s consolidated financial statements for the fiscal year ended December 31, 2002 and the reviews of the quarterly reports on Form 10-Q for the same fiscal year were $240,000.

All Other Fees

   The aggregate fees billed by Ernst & Young LLP for other services for the fiscal year ended December 31, 2002 were $238,000, including audit-related services of $59,000 and nonaudit services of $179,000. Audit-related services principally related to subsidiary audits required by law or regulation, accounting advisory services and Securities and Exchange Commission registration statements. Nonaudit services relate to tax advisory and compliance services.

DESCRIPTION OF NATIONAL PROCESSING’S COMPENSATION AND BENEFIT PLANS

   Savings Plan. National Processing participates in the National City Savings and Investment Plan (the “Savings Plan”). The Savings Plan is a qualified salary reduction profit-sharing plan within the meaning of Section 401(k) of the Code. Under the Savings Plan as amended, all eligible employees of National City and its adopting subsidiaries may participate in the Savings Plan by directing their employers to make Before-Tax Contributions (as defined in the Savings Plan) to the Savings Plan Trust (the “Trust”) for their accounts and to reduce their compensation by an equal amount. Subject to certain exceptions, contributions may be directed in any whole percentage between 1% and 12% (effective January 1, 2003 between 1% and 20%) of the employee’s base compensation and certain variable pay including overtime pay, bonuses, commissions, incentive compensation and other forms of special compensation paid in cash. Generally, an eligible employee is one (other than an employee of National Processing who is treated as a non-exempt employee under the Fair Labor Standards Act) who has completed one month of continuous service and is 21 years of age or older. Participants who have completed one year of continuous service shall also be eligible to receive Matching Employer Contributions on the basis of their Before-Tax Contributions made after that date as described herein. The employers make contributions to the Trust (“Matching Employer Contributions”) in an amount equal to the Matching Employer Contributions percentage then in effect (the Matching Employer Contribution percentage is currently an amount equal to 115% of the first 6% of such an employee’s pay contributed as a Before-Tax Contribution).

   Amounts contributed to the Savings Plan may be invested in certain investment choices. The National City Corporation Common Stock Investment Fund under the Savings Plan constitutes an Employee Stock Ownership Plan within the meaning of Section 4975(e)(7) of the Code. Before-Tax Contributions and Matching Employer Contributions are fully vested at all times.

   National Processing also participates in the National City Savings and Investment Plan No. 2 (the “Savings Plan No. 2”). The Savings Plan No. 2 is a qualified salary reduction profit sharing plan within the meaning of Section 401(k) of the Code. The provisions of the Savings Plan No. 2 generally mirror the provisions of the Savings Plan except that participation in the Savings Plan No. 2 is limited to employees of National Processing who are treated as non-exempt employees under the Fair Labor Standards Act.

   Executive Plan. Effective January 1, 2003 National City adopted the amended and restated National City Executive Savings Plan (the “Executive Plan”). National Processing participates in the Executive Plan. The Executive Plan is a non-qualified salary reduction profit-sharing plan. The Executive Plan is to supplement the Savings Plan with respect to employee Before-Tax Contributions and the attendant Matching Employer Contributions which, by reason of an individual’s annual compensation, would not be otherwise allowed because of the annual maximum limit of the Code or because of the application, under the Code, of actual deferral percentage testing against prohibited excessive deferrals by highly compensated employees. The Executive Plan is substantially similar to the Savings Plan as to amounts of employee Before-Tax Contributions and Matching Employer Contributions; provided, however that for 2003 Matching Employer contributions under the Executive Savings Plan are limited to $6,900.

   Participants in the Executive Plan are limited to those key officers of National Processing or its subsidiaries who may be designated from time to time by the National City Compensation and Organization Committee (the “National City Compensation Committee”). The benefits of the Executive Plan are without regard to any limitation imposed by the Code, or any other applicable law limiting the amount payable under a qualified plan (such as the Savings Plan), and represent unfunded general obligations of National City. Portions of such benefits are subject to certain provisions for forfeiture as set forth in the Executive Plan.

   Directors of National Processing or its subsidiaries who are not also employees of National Processing, National City or any of their subsidiaries are not eligible to participate in the Savings Plan or the Executive Plan.

   National Processing Company Long-Term Incentive Compensation Plan. The National Processing Company Long-Term Incentive Compensation Plan for Senior Officers (the “Long-Term Plan”) focuses on maximizing returns to shareholders and promotes the long-term profitability and success of National Processing by providing an incentive to those key executives who are primarily responsible for such profitability and success.

   The Long-Term Plan is administered by the chief executive officer of National Processing and designated representatives of National City (“Plan Committee”). Each new fiscal year begins a new three-year plan cycle.

   Effective for plan cycles commencing on or after January 1, 1998 each participant may receive a threshold award, a target award, or a maximum award expressed in each case as a percentage of average annual salary for the plan cycle. These awards are determined on the basis of both a) National Processing’s ranking, according to increase in total shareholder return over the plan cycle relative to a peer group comprised of comparable companies (the “Peer Award”) and b) National Processing’s compound growth rate in earnings over the plan cycle (the “Earnings Award”). Each participant’s total award equals the sum of their Peer Award and Earnings Award.

   Prior to the beginning of each such plan cycle, the Plan Committee will establish threshold, target, and maximum Peer Award performance levels for the plan cycle and determine a peer group of comparable companies. Peer Awards are determined based upon a relative comparison of National Processing total shareholder return during the plan cycle to the shareholder returns generated by members of the peer group.

   The Earnings Award is paid based upon National Processing’s compound earnings over the plan cycle. If National Processing has attained a compound growth rate in earnings of 10% over the plan cycle, then each participant for that plan cycle shall receive the target Earnings Award. If National

Processing has attained a compound growth rate in earnings of 15% or more over the plan cycle, then each participant for that plan cycle shall receive the Maximum Earnings Award. In the event that National Processing’s compound growth rate in earnings over the plan cycle is greater than 10% but less than 15%, the Earnings Award for the plan cycle shall be pro-rated. If National Processing’s compound growth rate in earnings during the plan cycle is less than 10%, no Earnings Award will be paid for that plan cycle.

   Amounts awarded under the Long-Term Plan are paid within 90 days after the end of each plan cycle.

   The Long-Term Plan provides that, if a change in control of National Processing shall occur, then the implementation date of that change in control shall be the last day of all then current plan cycles, and no further plan cycles shall commence. The award of each participant in the Long-Term Plan for any then current plan cycle in which such participant participates shall be payable in cash to the participant within five business days after the implementation date of the change in control, and shall be in an amount equal to the participant’s maximum award for that plan cycle multiplied by a fraction the numerator of which is the number of full months completed since the beginning of that plan cycle and the denominator of which is thirty-six. In adopting this plan, it was felt this change in control provision was appropriate in that those individuals previously charged with providing superior total returns to the shareholders of National Processing would no longer be in the same position to guide the affairs of National Processing as they were prior to the event constituting a change in control. Furthermore, following a change in control of National Processing, no further performance comparisons could be made.

   Directors of National Processing or its subsidiaries who are not also employees of National Processing or its subsidiaries are not eligible to participate in the Long-Term Plan.

   National Processing Company Short-Term Incentive Compensation Plan. The National Processing Company Short-Term Incentive Compensation Plan for Senior Officers (the “Short-Term Plan”) focuses on the short-term goals achieved by the individual participant and on National Processing’s results. Under this plan, awards can be granted to any officer of National Processing, or its subsidiaries as may be designated from time to time by the Plan Committee. Each participant in the Short-Term Plan is evaluated annually with respect to performance on approved objectives. Awards are based on individual results and can range from 0% to 120% of the recipient’s base salary in effect at the close of the year for which the evaluation is made. Awards under this plan are paid in cash no later than the end of first quarter of the following year.

   In the event of a change in control, the Short-Term Plan provides that each participant will be paid at the effective time of the change in control, the maximum benefit the participant is entitled to receive under the Short-Term Plan.

   Directors of National Processing or its subsidiaries who are not employees of National Processing or its subsidiaries are not eligible to participate in the Short-Term Plan.

   Stock Option Plans. The National Processing, Inc. 1996 Stock Option Plan, as amended and restated, and the National Processing, Inc.’s 2000 Stock Option Plan, as amended and restated, (the “Option Plans”) generally provide for the granting of options to purchase shares of National Processing Common. The options that have been granted are non-qualified options which are not intended to qualify as Incentive Stock Options under Section 422 of the Code.

   The Option Plans allow for the granting of an additional option feature (an “Additional Option”). The Additional Option feature allows an optionee to receive an Additional Option when the optionee has used previously owned National Processing Common to pay the exercise price of an original option grant (a swap transaction) or to pay the amount to be withheld under applicable federal, state and local tax laws in connection with the exercise of an option. Each Additional Option’s termination date is the same as the termination of the option that originally had the Additional Option feature.

Its option price is the market price at the time of the exercise of the original option. An Additional Option is not provided upon exercise of an Additional Option unless the board of directors directs otherwise. The Option Plans also allow for the granting of appreciation rights, but only in tandem with stock options previously granted or contemporaneously being granted. Appreciation rights have not been granted under the plan.

   The shares of National Processing Common that may be made the subject of option rights and appreciation rights pursuant to the Option Plans may be treasury shares or shares of original issue or a combination of the foregoing.

   Under the Option Plans, no options may be granted at less than 100% of the market value of National Processing Common on the date of the grant of the option. Stock option awards are based on current individual performance. Previous awards are not considered except for assuring the plan maximums are not exceeded.

   National Processing, Inc. 2001 Restricted Stock Plan. The National Processing, Inc. 2001 Restricted Stock Plan, (the “2001 Restricted Stock Plan”) was approved at the 2001 Annual Meeting of the Shareholders. The purpose of the 2001 Restricted Stock Plan is to provide employment incentives and to encourage stock ownership by key employees of National Processing and its subsidiaries.

   The 2001 Restricted Stock Plan is administered by the board of directors of National Processing. Generally, the 2001 Restricted Stock Plan provides for the granting of shares of restricted National Processing Common (“NPI Restricted Stock”) to a recipient and restricting the recipient’s right to transfer the shares for a specific period of time. During the restricted period, those shares are subject to a substantial risk of forfeiture.

   Under the 2001 Restricted Stock Plan, the board of directors may grant awards of NPI Restricted Stock to the employees of National Processing and its subsidiaries subject to the following restrictions: (a) all awards are subject to certain transfer restrictions set by the board of directors; and (b) all awards of NPI Restricted Stock are subject to an award agreement between the employee receiving the award and National Processing (the terms of such agreement may differ from employee to employee and from award to award).

   The 2001 Restricted Stock Plan provides that upon a change of control (as defined in the 2001 Restricted Stock Plan), all restrictions shall lapse and be of no further force or effect and National Processing shall cause all outstanding NPI Restricted Stock held under the 2001 Restricted Stock Plan to be exchanged for shares of National Processing free of any restrictions.

   Agreements with Executives. Certain key executive officers of National Processing have employment agreements (the “Employment Agreements”) with National Processing Company, LLC., a subsidiary of National Processing. Each of the Employment Agreements provides for a minimum annual base salary that does not differ materially from the amounts shown as salary in the Summary Compensation Table. The Employment Agreements generally provide that if the executive officer subject thereto is terminated for any reason other than the executive officer’s violation of the contract or cause, an amount equal to the officer’s base pay will be paid in semi-monthly installments, for either one or two years after termination, depending on the position held. The Employment Agreements also generally provide for the continuation of certain employee benefits.

   Each of the executive officers who has entered into an Employment Agreement has thereby agreed not to compete with National Processing in the United States and, in some cases, Mexico by not engaging in any capacity in any business that is competitive with, in the case of certain executives, any business of National Processing and, in the case of the other certain executives, the business of National Processing for which such officer bears primary managerial responsibility. These non-competitive restrictions remain in effect for the period in which the executive officer is entitled to receive payments under the Employment Agreement following termination as generally described above.

   Severance Agreements. In order to assure itself of both present and future continuity of management in the event of a change in control, National Processing has entered into severance agreements (the “Severance Agreements”) with certain of its senior executive officers and other key employees (“Executives”). The Severance Agreements become immediately operative upon a change in control.

   The Severance Agreements provide that following a change in control, such Executives will be entitled to severance compensation upon termination of employment during the period commencing with the occurrence of the change in control and continuing until the earliest of (i) the third anniversary of the occurrence of the change in control, (ii) death, or (iii) attainment of age sixty-five and upon the occurrence of one or more certain additional events. As of the date of this proxy statement, there are Severance Agreements with 8 key employees of National Processing and its subsidiaries.

   The severance compensation will be a lump sum payment in an amount equal to three times the sum (for Executives) and two times the sum (for other senior officers) of (i) base pay at the highest rate in effect for any period prior to the termination date plus (ii) incentive pay in an amount equal to not less than the highest aggregate annual bonus, incentive, or other payments of cash compensation made or to be made in regard to services rendered in any calendar year during the three calendar years immediately preceding the year in which the change in control occurs, less the sum of (iii) any and all payments received from National Processing, National City, or a successor or their affiliates following a change in control plus (iv) any future payments to be made in accordance with any Employment Agreements or other contracts between National Processing and such other entities (specifically excluding payments from any deferred compensation plan). For three years (for Executives) and two years (for other senior officers) following termination, National Processing will arrange to provide the Executives with welfare benefits substantially similar to those they were receiving or were entitled to receive immediately prior to the termination date, with such three-year period qualifying as service with National Processing for the purpose of determining service credits and benefits under National Processing’s various retirement benefit plans. Each Executive may waive one year of severance pay in exchange for being released from the non-competition restrictions contained in their respective Employment Agreements.

   National Processing has agreed to pay any and all legal fees incurred by the Executives in connection with the interpretation, enforcement, or defense of their rights under the Severance Agreements which arise from a Change in Control. The term of each Severance Agreement runs until the later of (i) the close of business on the third anniversary of the date of that Severance Agreement or (ii) the expiration of the three-year period of severance benefit coverage. On January 1 of each year, the term of each Severance Agreement is automatically extended for an additional year unless, not later than September 30 of the immediately preceding year, National Processing or the Executive shall have given notice that the party giving such notice does not wish to have the term extended. If, prior to a change in control, an Executive ceases for any reason to be an employee of National Processing or any subsidiary thereof, however, then the term of that Executive’s Severance Agreement will immediately terminate. For purposes of an Executive’s Severance Agreement, any termination of employment of the Executive or the removal of the Executive from the office or position in National Processing following the commencement of any discussion with a third person that ultimately results in a change in control shall be deemed to be a termination or removal of the Executive after a change in control.

   Under the Severance Agreements, a change in control occurs upon either of the following events: (i) National Processing is merged, consolidated or reorganized into or with another person other than National City, a successor of National City or an affiliate of National City or (ii) National Processing sells or otherwise transfers all or substantially all of its assets to another corporation, or National

Processing causes or permits the sale or transfer of all or substantially all of its assets or assets of any subsidiary that has assets equal to or greater than 80% of the total assets of National Processing as reported on a consolidated basis, and as a result of such sale or transfer less than 50% of the combined voting power of the then outstanding securities of such corporation is held by National City.

   National City Restricted Stock Plans. National City has in effect the Amended and Second Restated 1991 Restricted Stock Plan (the “1991 Restricted Stock Plan”) and the 1997 Restricted Stock Plan as amended and restated, (the “1997 Restricted Stock Plan and together with the 1991 Restricted Stock Plan, the “Restricted Stock Plans”). Each of the Restricted Stock Plans has substantially similar provisions. The purpose of the Restricted Stock Plans is to provide alternative means of compensation and to promote the long-term profitability and success of National City by providing equity interests and equity-based incentives in National City and its subsidiaries key employees and members of the board of directors of National City.

   The Restricted Stock Plans are administered by the National City Compensation Committee. Generally, the Restricted Stock Plans provide for the granting of shares of restricted National City common stock (“Restricted Stock”) to a recipient and restricting that recipient’s rights to transfer the shares for a specific period of time. During that restricted period, those shares are subject to substantial risk of forfeiture. To the extent the recipient forfeits his interest in the Restricted Stock, he or she will have no rights in the Restricted Stock forfeited.

   Since April 22, 2001 no new shares of Restricted Stock are eligible to be awarded pursuant to the 1991 Restricted Stock Plan.

   The Restricted Stock Plans contemplate that the NCC Compensation Committee may award Restricted Stock to the employees of National City and National City’s subsidiaries subject to the following restrictions: (a) all awards are to be made subject to transfer restrictions which are set by the National City Compensation Committee; such restrictions must last at least six months from the date of the award under the 1991 Restricted Stock Plan; and (b) all awards of Restricted Stock shall be subject to the award agreement entered into between National City and the employee receiving the award (such agreements may differ from employee to employee and from award to award).

   Each of the Restricted Stock Plans provides that upon a change in control of National City (as defined in the 1997 Restricted Stock Plan), all restrictions thereunder will lapse and be of no further force or effect and that National City shall cause all outstanding Restricted Stock held under the Restricted Stock Plans to be exchanged for shares of National City common stock free of any such restrictions.

   National City Severance Agreements. Mr. Jon L. Gorney, as an executive vice president of National City, is subject to a severance agreement between himself and National City.

   National City recognizes that, as is the case at most companies, the possibility of a change in control exists. Accordingly, National City desires to assure itself of both present and future continuity of management and wishes to ensure that its senior executive officers and other key employees (“Executives”) continue to remain in the employ of National City by entering into severance pay agreements with certain Executives of National City. The severance agreements were entered into upon the recommendation of the National City Compensation Committee and the forms of the agreement were approved by the board of directors. The agreements become immediately operative upon a change in control.

   The severance agreements provide that upon termination of employment with National City, a subsidiary, or a successor to National City within three years following a change in control, unless the termination is because of death, permanent disability, or cause, the Executive will be entitled to severance compensation. The severance agreements also provide that following a change in control, the Executive may terminate his own employment with National City or a subsidiary with the right to severance compensation during the period commencing with the occurrence of the change in control and continuing until the earliest of (i) the third anniversary of the occurrence of the change in control, (ii) death, or (iii) attainment of age 65 and upon the occurrence of one or more certain additional events. The severance agreements also provide that in the event of a change in control, the Executive may terminate his employment with National City or any subsidiary for any reason during the thirty-day period immediately following the first anniversary of the first occurrence of a change in control without cause with the right to severance compensation.

   The severance compensation will be a lump-sum payment in an amount equal to three times the sum of (i) base pay at the highest rate in effect for any period prior to the termination date plus (ii) incentive pay in an amount equal to not less than the highest aggregate annual bonus, incentive, or other payments of cash compensation made or to be made in regard to services rendered in any calendar year during the three calendar years immediately preceding the year in which the change in control occurs. For thirty-six months following the termination, National City will arrange to provide the Executive with welfare benefits substantially similar to those which the Executive was receiving or was entitled to receive immediately prior to the termination date and such thirty-six month period will be considered service with National City for the purpose of determining service credits and benefits due and payable under National City’s various retirement benefit plans.

   National City has agreed to bear the expense of any and all legal fees incurred by any Executive associated with the interpretation, enforcement, or defense of his rights under the severance agreements.

SHAREHOLDER PROPOSALS

   Under the Securities and Exchange Commission rules, holders of National Processing Common who wish to make a proposal to be included in National Processing’s Proxy Statement and proxy for National Processing’s 2004 Annual Meeting of Shareholders must cause such proposal to be received by National Processing at its principal office not later than November 28, 2003. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal, the number of shares of National Processing Common owned, and the dates those shares were acquired by the shareholder. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. The proponent should also state his or her intention to appear at National Processing’s 2004 Annual Meeting of Shareholders, either in person or by representative, to present the proposal. The proxy rules of the Securities and Exchange Commission govern the content and form of shareholder proposals and the minimum shareholding requirement. All proposals must be made in compliance with National Processing’s Amended Articles of Incorporation and Code of Regulations and must be a proper subject for action at National Processing’s 2004 Annual Meeting of Shareholders.

   Under the Regulation 8(c) of the National Processing Code of Regulations, for business to be properly requested by a shareholder to be brought before an Annual Meeting, the Secretary must receive from the shareholder a notice in writing of such request not more than 60 and no less than 30 calendar days prior to the Annual Meeting. In addition, the shareholder must be a shareholder of record of National Processing at the time of giving such notice and be entitled to vote at such Annual Meeting. National Processing’s 2004 Annual Meeting of Shareholders, unless changed, is scheduled to be held on May 14, 2004, in Louisville, Kentucky.

   To be timely, shareholders may submit the name of a possible nominee for election as a director, no more than 60 and no less than 30 calendar days prior to the Annual Meeting to the Secretary of National Processing, in conformity with the procedures in the Code of Regulations and he will arrange for that person to be given consideration by the board of directors. A copy of the Code of Regulations may be obtained from the Secretary of National Processing c/o National City Corporation, 1900 East Ninth Street, Cleveland, Ohio 44114-3484, Attn: Carlton E. Langer, Loc. No. 01-2174.

TRANSACTIONS WITH MANAGEMENT

   Aureliano Gonzalez-Baz, a director since 1996, provided various legal services which were in excess of $60,000 to National Processing and its subsidiaries in 2002. Such services pertained to legal advice related to National Processing’s business operations in foreign countries. Total legal fees paid to the firm for year-ended December 31, 2002 were $272,244. The three-year average of legal fees paid to the firm of Bryan Gonzalez Vargas y Gonzalez-Baz for the three-year period ending December 31, 2002, was $437,755. Without exception, all services provided by the director were at market rates. Similar additional services may be provided in the ordinary course of business in the future.

   Services Agreement. National Processing currently has a Services Agreement with National City (an 85.16% owner) with respect to certain services provided by National City to National Processing. The services provided by National City include, among other things, certain accounting, aircraft, associate benefit plan administration, audit, banking, cash management, corporate development, corporate secretary, governmental affairs, human resources and compensation, information systems, investor relations, legal, real estate, risk management, tax and treasury services. The Services Agreement provides that such services are to be provided in exchange for fees (approximately equal to National City’s costs of providing such services) which management believes do not exceed fees that would be paid if such services were provided by independent third parties. National Processing also receives various commercial banking services from National City Bank of Kentucky and has a bank sponsorship agreement with National City Bank of Kentucky. In 2002, National Processing was charged $2.0 million by National City and its affiliates for these services. In addition, National Processing leases its offices in Louisville, Kentucky from National City Bank of Kentucky, a subsidiary of National City. Lease payments in 2002 were approximately $170,000.

VOTING

   Each share of National Processing Common is entitled to one vote upon each matter presented at the 2003 Annual Meeting. A quorum of a majority of the voting power of National Processing in respect of any one of the purposes for which the 2003 Annual Meeting is called, is required for the transaction of business by shareholders at the 2003 Annual Meeting. The election of directors requires a plurality of the votes of the shares of National Processing Common present in person or represented by proxy at the 2003 Annual Meeting and entitled to vote for the election of directors. The amendment to the National Processing, Inc. Code of Regulations requires the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of National Processing Common, whether in person or represented by proxy. The ratification of the Audit Committee’s selection of Ernst & Young LLP as independent auditor for 2003, requires the favorable vote of the holders of shares of National Processing Common representing at least a majority of the votes cast, whether in person or represented by proxy. All other proposals and other business as may properly come before the 2003 Annual Meeting require the affirmative vote of a majority of the votes cast, except as otherwise provided by statute or by National Processing’s Amended Articles of Incorporation or Code of Regulations. Abstentions are not counted for the purposes of determining the number of votes cast in person or by proxy on the election of directors or on the ratification of the Audit Committee’s selection of Ernst & Young LLP as independent auditor and will have no impact on the election of directors or on the ratification of the Audit Committee’s selection of Ernst & Young LLP as independent auditor. Abstentions will have the same effect as a vote against the proposal to amend the National Processing, Inc. Code of Regulations since such shares are not voted in favor of the proposal and the proposal requires an affirmative vote by a majority of the shares outstanding. Abstentions are counted for determining if a quorum is present. Shares of National Processing Common not voted on proxies returned by brokers are not counted for the purposes of determining the number of votes cast in person or by proxy at the 2003 Annual Meeting and will have no impact on the election of directors or on the ratification of the Audit Committee’s selection of Ernst & Young LLP as independent auditor. Shares of National Processing Common not voted on proxies returned by brokers will have the same effect as a vote against the proposal to amend the National Processing, Inc. Code of Regulations since such shares are not voted in favor of the proposal and the proposal requires an affirmative vote by a majority of the shares of National Processing Common outstanding. Shares not voted on proxies returned by brokers will not be used in determining if a quorum is present.

   You may vote in person at the 2003 Annual Meeting or by proxy. Please sign and date the enclosed proxy card and return it in the accompanying envelope.

   Rights. Each share of your National Processing Common will be tabulated as one vote. In the event you vote and subsequently change your mind on a matter, you may revoke your proxy at any time prior to the close of voting at the 2003 Annual Meeting. You have three ways to revoke your proxy:

1.	Receipt prior to the 2003 Annual Meeting by National Processing of a later dated proxy;

2.	Receipt prior to the 2003 Annual Meeting by the National Processing Secretary of a written revocation; or

3.	Voting in person at the 2003 Annual Meeting.

GENERAL

   The costs of solicitation of proxies will be borne by National Processing. In addition to using the mails, proxies may be solicited by personal interview, telephone, and wire; and it is anticipated that banks and brokerage houses, and other institutions, nominees, or fiduciaries will be requested to forward their proxy soliciting material to their principals and to obtain authorizations for the executions of proxies. Officers and regular employees of National Processing or its subsidiaries, acting on its behalf, may solicit proxies personally or by telephone or wire. National Processing does not expect to pay any other compensation for the solicitation of proxies, but may, upon request, pay the standard charges and expenses of banks, brokerage houses, and other institutions, nominees, and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals. However, no such payment will be made to any National Processing subsidiaries acting through their nominees or acting as a fiduciary.

   Management of National Processing is not aware of any matters which may be presented for action at the 2003 Annual Meeting other than the matters herein set forth. If any other matters come before the 2003 Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment pursuant to the discretionary authority granted in the proxy.

By Order of the Board of Directors

CARLTON E. LANGER
Secretary
March 28, 2003

Exhibit A

NATIONAL PROCESSING, INC.

AUDIT COMMITTEE CHARTER

STATEMENT OF POLICY

   The audit committee shall provide assistance to the board of directors in fulfilling its oversight responsibilities by reviewing the financial reports and related financial information provided by the Company to governmental agencies or the general public, the Company’s system of internal controls and the effectiveness of its control structure, the Company’s compliance with designated laws and regulations, and the Company’s accounting, internal and external auditing and financial reporting processes. In discharging its responsibilities, the audit committee shall:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Review and evaluate the audit procedures and results of the Company’s independent auditor and general auditor.

•	Approve, engage and terminate the independent auditor.

•	Review and evaluate the independent auditor’s qualifications, performance and independence.

•	Review, evaluate and approve any non-audit services the independent auditor may perform for the Company and disclose such approved non-auditor services in periodic reports to shareholders.

•	Maintain free and open means of communication between the board of directors, the independent auditor, the general auditor, and the management of the Company.

•	Maintain free and open means of communication between employees and the audit committee for the processing of complaints received by the Company regarding questionable accounting or auditing matters, including suspicions of fraudulent activity.

•	At least annually, review and update this charter for consideration by the board of directors and perform an evaluation of the audit performance and function.

ORGANIZATION

   The members of the audit committee shall be appointed by the board of directors and may be removed by the board of directors. The audit committee may consult or retain its own outside legal, accounting or other advisors and shall determine the degree of independence from the Company required from said advisors. The audit committee shall meet at least three times per year and report directly to the full board any issues that arise with respect to the quality and integrity of the Company’s general financial performance and reporting and regulatory compliance. The audit committee may also meet periodically by itself to discuss matters it determines require private audit committee or board of directors’ attention. Further, the audit committee shall meet separately with management, with the general auditor and with the independent auditor. Half of the audit committee shall be a quorum to transact business.

QUALIFICATIONS

   The audit committee shall be composed of independent directors, determined by the board of directors under the National Processing, Inc. Corporate Governance Guidelines. Prior to June 30, 2004, the audit committee shall be composed of a majority of independent directors. Subsequent to June 30, 2004, the audit committee shall be composed entirely of independent directors.

1

INDEPENDENT AUDITOR

   The independent auditor shall be engaged by and accountable to the audit committee and the board of directors. The audit committee shall have the sole authority to engage and terminate the independent auditor, review with the independent auditor the nature and scope of any disclosed relationships or professional services including all audit engagement fees and terms, and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditor. The audit committee shall also set clear policies and standards relating to the Company’s hiring of employees or former employees of the independent auditor to ensure continued independence throughout.

   The audit committee shall, on an annual basis, obtain from the independent auditor a written disclosure delineating all of its relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the audit committee will obtain and review a report of the independent auditor describing its internal quality-control procedures, material issues raised by the most recent internal quality-control review of the independent auditor or any inquiry or investigation by a governmental authority involving one or more audits carried out by the independent auditor in the preceding five years and any steps or procedures taken to deal with any such issues. After reviewing the independent auditor’s report, the audit committee shall evaluate the auditor’s qualifications, performance and independence. The audit committee shall consider, the opinions of management and the general auditor in making such evaluation,

   As required by law, the audit committee shall assure the regular rotation of the lead and concurring audit partner, and consider whether there should be a regular rotation of the auditor itself.

   The independent auditor shall ascertain that the audit committee is made aware of all necessary accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the risks of using such alternative treatments, and inform the audit committee of other material written communications between the independent auditor and management.

INTERNAL AUDIT

   The general auditor (internal) of National Processing, Inc. shall directly report to the chairman of the audit committee. The audit committee will oversee the internal audit function and determine that the general auditor is establishing, maintaining and executing appropriate audit programs, policies and procedures that govern the examination and audit of the ledgers, records, procedures and operations of the Company and its affiliates. The Company has engaged the internal audit department of National City Corporation to conduct all internal audit services.

FINANCIAL REPORTING OVERSIGHT

   In discharging its responsibilities to oversee governmental and public reporting of financial information, the audit committee shall:

•	Review and discuss the financial statements, footnotes and related disclosures included in the Company’s annual report to stockholders and its annual report on Form 10-K with financial management, the independent auditor, and the general auditor prior to the release and filing of such documents. Review with the independent auditor the results of their annual examination of the financial statements, including their report thereon, and determine their satisfaction with the disclosures and content of the financial statements. This review shall cover discussion of all items required by generally accepted auditing standards regarding required communications with audit committees. Ascertain that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements.

2

•	Review and discuss the quarterly financial results and information with financial management, the independent auditor, and the general auditor to determine that the independent auditor does not take exception to the disclosure and content of the financial statements on Form 10-Q, to determine that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements, and to discuss any other matters required to be communicated to the audit committee by the independent auditor.

•	Review and discuss the types of presentation and information to be included in earnings press releases, and any additional financial information and earnings guidance generally provided to analysts and rating agencies.

•	Inquire of management, the general auditor, and the independent auditor about significant risks or exposures and discuss guidelines and policies to govern the steps management has taken to minimize such risk to the Company.

•	Review and discuss the form and content of the certification documents for the quarterly reports on Form 10-Q and the annual report on Form 10-K with the general auditor, the independent auditor, the chief financial officer and the chief executive officer.

•	Review the basis for the disclosures made in the annual report to shareholders under the heading Management’s Report on Internal Controls regarding the control environment of the Company and the annual filing required under the Federal Deposit Insurance Corporation Improvement Act of 1991.

•	Prepare, review and approve the annual proxy disclosure regarding the activities and report of the audit committee for the year.

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NATIONAL PROCESSING, INC.

Notice of Annual Meeting

and
Proxy Statement

Annual Meeting of Shareholders

to be held on
May 16, 2003

PROXY

NATIONAL PROCESSING

PROXY SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS FOR MAY 16, 2003
ANNUAL MEETING

The undersigned shareholder of National Processing, Inc. hereby appoints Thomas A. Richlovsky and Carlton E. Langer and each of them, with power of substitution, proxies for the undersigned to vote all the shares of Common Stock of National Processing which the undersigned is entitled to vote at the Annual Meeting of Shareholders of National Processing to be held on May 16, 2003 and any adjournment thereof as follows and in their discretion to vote and act upon such other business as may properly come before the meeting. The Board of Directors recommends a vote FOR the following:

1. THE ELECTION OF CLASS I DIRECTORS

FOR all nominees listed below ☐	WITHHOLD AUTHORITY ☐

(except as otherwise marked below)	to vote for all nominees listed below

(Instructions: to withhold authority to vote for any individual nominee, strike a line through that nominee’s name.)

P.G. Clark, J.P. Gotschall, J.D. Kelly, J.A. Ramirez.

2.	THE AMENDMENT TO THE NATIONAL PROCESSING, INC. CODE OF REGULATIONS

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF ERNST & YOUNG LLP

AS INDEPENDENT AUDITOR	☐ FOR ☐ AGAINST ☐ ABSTAIN

(Continued, and to be signed, on the reverse side.)

Proxy No.	(Continued from reverse side.)	Shares

UNLESS OTHERWISE INDICATED, THE PROXIES ARE INSTRUCTED TO VOTE FOR THE ELECTION OF CLASS I DIRECTOR NOMINEES, FOR THE AMENDMENT TO THE NATIONAL PROCESSING, INC. CODE OF REGULATIONS AND FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR.

Dated , 2003

(Sign here)

INSTRUCTIONS: Please sign exactly as shown hereon. When signing as a fiduciary or on behalf of a corporation, bank, trust company, or other similar entity, your title or capacity should be shown.

Please sign, date, and return your proxy promptly in the
enclosed envelope to Stock Transfer Dept., (NPI),
National City Bank, P.O. Box 92301, Cleveland, Ohio 44193-0900.